Exhibit 99.1

Press Release

Frontier Communications to Acquire Verizon Assets Creating Nation's Largest
Pure Rural Communications Services Provider

Premier Provider of Voice, Broadband and Video Services

STAMFORD, Conn.--(BUSINESS WIRE)--May. 13, 2009-- Frontier Communications Corporation (NYSE: FTR) today announced that it has signed a definitive agreement with Verizon Communications Inc. (NYSE: VZ) under which Frontier will acquire approximately 4.8 million access lines from Verizon. The all stock transaction is valued at approximately $8.6 billion. The transaction will create the largest pure rural communications services provider and the nation’s fifth largest incumbent local exchange carrier (ILEC) with more than 7 million access lines, 8.6 million voice and broadband connections and 16,000 employees in 27 states. Frontier will offer broadband, new bundled services and expanded technologies to customers across its expanded geographic footprint.

Under the terms of the agreement, Verizon will establish a separate newly formed entity (“SpinCo”) for its local exchanges and related business assets in 14 states. SpinCo will be spun off to Verizon’s shareholders and simultaneously merged with and into Frontier. The transaction has been approved by the Boards of Directors of Frontier and Verizon, and is expected to be completed within approximately 12 months.

The transaction is extremely compelling for all stakeholders of Frontier. It will provide Frontier with enhanced scale and scope, improved positioning, a strong balance sheet, and greater cash flow generation capabilities. For the fiscal year ended 2008, the combined company would have had on a pro forma basis revenue in excess of $6.5 billion, EBITDA of approximately $3.1 billion, free cash flow of approximately $1.4 billion and would have had leverage of 2.6 times EBITDA at December 31, 2008.

Maggie Wilderotter, Frontier Communications Chairman and Chief Executive Officer, said, “This is a truly transformational transaction for Frontier. With more than 7 million access lines in 27 states, we will be the largest pure rural communications provider of voice, broadband and video services in the U.S. Frontier is committed to providing our customers with state-of-the-art technology and innovative products. We are confident that we can dramatically accelerate the penetration of broadband in these new markets during the first 18 months. We know that broadband is a catalyst for a healthy local economy and job growth.”

“We have a track record of successfully integrating new operations and know that a seamless transition benefits customers and employees. Frontier and Verizon have gone to great lengths to ensure that the transaction will be well-executed. We will focus on execution, as well as on improving operations, delivering new products and services and achieving synergy targets. This transaction makes us a larger and an even stronger company, with significantly greater free cash flow generation capability. This acquisition will benefit the communities we serve, increase opportunities for employees and allow us to continue to deliver world-class profit margins and revenue growth for shareholders,” continued Ms. Wilderotter.

Ivan Seidenberg, Chairman and Chief Executive Officer of Verizon, said, “This transaction is part of our multi-year effort to transform our growth profile and asset base to focus on wireless, broadband, and global IP. At the same time, it’s an attractive way to unleash untapped value for our shareholders. Frontier knows how to run wireline communications services well and has a top-notch management team to take these properties to the next level. I am confident the company will provide the employees in these states with opportunities as it focuses on growth and an expanded portfolio of products in those markets.”

Benefits of the Transaction

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Significant Revenue Opportunities:  The transaction will create a company with greater scale and scope. Frontier expects to achieve customer revenue growth through improved broadband penetration, bundled service packages to residential and small businesses, expanded long distance and feature products, improved customer retention, and new product offerings.

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Substantial Synergies:  Frontier expects to achieve cost synergies of approximately $500 million annually, representing 21% of 2008 SpinCo cash operating expenses. These cost savings are expected to come from leveraging Frontier’s existing network and IT infrastructure and its corporate administrative functions.

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New Dividend Policy:  After the close of the transaction, the company will pay an annual dividend of $0.75 per share to its shareholders, representing an attractive and sustainable payout ratio. Based on Frontier’s $7.57 closing stock price on May 12, 2009, this dividend represents an annual yield of approximately 9.9% to Frontier shareholders. This dividend policy will allow the company to invest in the acquired markets, offer new products and services, and extend and increase broadband capability to those markets over the next few years.

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Strong Financial Profile:  Upon close of the transaction, Frontier will have significantly enhanced financial flexibility with decreased leverage of 2.6 times combined 2008 pro forma EBITDA, a very sustainable dividend payout, and a commitment to achieve an investment grade credit rating. The transaction is anticipated to be free cash flow accretive in the second full year of operation, growing to double-digit accretion in the third year and beyond.

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Strong Platform for Continued Growth:  Frontier will generate approximately $1.4 billion of combined pro forma 2008 free cash flow and be positioned for future investments in new products, technologies and acquisitions.

Details of the Transaction

Verizon will establish a separate entity (SpinCo), which will hold the local exchange and related business assets in the 14 states that are the subject of the transaction. SpinCo will carry approximately $3.333 billion of debt consisting of a combination of newly issued debt as well as assumed debt already issued by entities that are being contributed to SpinCo. Verizon will receive approximately $3.333 billion of cash or debt relief. Verizon will then spin off SpinCo pro rata to its shareholders and SpinCo will immediately merge with and into Frontier. Verizon’s shareholders will receive shares of Frontier common stock in connection with the merger in an amount to be determined at closing, which is expected to have a value of approximately $5.25 billion.

The exact number of shares to be issued by Frontier will be determined based on Frontier’s 30-day weighted average closing share price ending 3 trading days prior to closing, subject to a collar such that in no case will the Frontier common stock price, for the purpose of determining the number of shares of Frontier common stock to be issued to Verizon shareholders at closing, be lower than $7.00 or higher than $8.50. Depending on the trading prices of Frontier shares just prior to the closing, upon the closing of the transaction, Verizon shareholders will own between approximately 66 and 71 percent of the new company, and Frontier shareholders will own between approximately 29 and 34 percent. Verizon will not own any shares in Frontier after the merger. Both the spin-off and merger are expected to qualify as tax-free transactions, except to the extent that cash is paid to Verizon shareholders in lieu of fractional shares.

Frontier will acquire Verizon access lines in Arizona, California, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, Wisconsin and West Virginia. Frontier currently provides phone, video, Internet and broadband services to more than 2 million customers in 24 states, including 11 of the states that are part of the agreement announced today. The Verizon properties include approximately 4.8 million access lines, with 1.0 million High-Speed Internet customers, 2.2 million long-distance customers, 164,000 DirecTV customers and 69,000 FiOS video customers.

Leadership, Approvals and Timing

The combined business will be managed by Frontier’s existing executive team, led by Maggie Wilderotter. The company’s headquarters will be in Stamford, Connecticut.

The transaction is subject to approval by Frontier shareholders and the satisfaction of customary closing conditions and regulatory approvals, and the obtaining of financing by SpinCo. The transaction is expected to be completed within approximately 12 months.

Advisors

Citi and Evercore Partners acted as financial advisors to Frontier and Cravath, Swaine & Moore LLP acted as legal advisor.

Conference Call Information

Frontier will host a conference call with financial analysts at 8:30 a.m. Eastern (5:30 a.m. Pacific) today to discuss this announcement. Financial analysts are invited to participate in the call by dialing 877-681-3375 (access code 9144157) at Frontier 15 minutes before the call. Those calling from outside North America should dial 719-325-4900 (access code 9144157). Replays will be available for one week at 888-203-1112 (access code 9144157) from within North America and at 719-457-0820 (access code 9144157) from outside North America. Media and other interested individuals are invited to listen to the live broadcast on the company’s website.

NOTE:  To access an investor presentation, fact sheet and map related to the transaction, please visit the Investor Relations section of Frontier’s website at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NYSE:FTR) offers telephone, video and internet services in 24 states with approximately 5,600 employees. More information is available at www.frontier.com.

Forward-Looking Language

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements speak only as of the date of this press release and are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: reductions in the number of our access lines and high-speed internet subscribers; the effects of competition from cable, wireless and other wireline carriers (through voice over internet protocol (VOIP) or otherwise); reductions in switched access revenues as a result of regulation, competition and/or technology substitutions; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product offerings and the risk that we will not respond on a timely or profitable basis; the effects of changes in both general and local economic conditions on the markets we serve, which can impact demand for our products and services, customer purchasing decisions, collectibility of revenue and required levels of capital expenditures related to new construction of residences and businesses; our ability to effectively manage service quality; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to our customers; our ability to sell enhanced and data services in order to offset ongoing declines in revenue from local services, switched access services and subsidies; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulators; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, including potential changes in state rate of return limitations on our earnings, access charges and subsidy payments, and regulatory network upgrade and reliability requirements; our ability to effectively manage our operations, operating expenses and capital expenditures, to pay dividends and to reduce or refinance our debt; adverse changes in the credit markets and/or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability and/or increase the cost of financing; the effects of bankruptcies and home foreclosures, which could result in increased bad debts; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our ongoing network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, and/or federal or state tax assessments; further declines in the value of our pension plan assets, which could require us to make contributions to the pension plan beginning in 2010, at the earliest; the effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and to the parent company; our ability to successfully renegotiate union contracts expiring in 2009 and thereafter; our ability to pay a $1.00 per common share dividend annually, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes (which will increase in 2009) and our liquidity; the effects of significantly increased cash taxes in 2009 and thereafter; the effects of any unfavorable outcome with respect to any of our current or future legal, governmental, or regulatory proceedings, audits or disputes; the possible impact of adverse changes in political or other external factors over which we have no control; and the effects of hurricanes, ice storms or other severe weather. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission (SEC), including our reports on Forms 10-K and 10-Q. There also can be no assurance that the proposed transaction will in fact be consummated. We undertake no obligation to publicly update or revise any forward-looking statement or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by securities laws.

Additional Information and Where to Find it

This press release is not a substitute for the prospectus/proxy statement Frontier will file with the SEC. We urge investors to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents which will be filed by Frontier with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Frontier, 3 High Ridge Park, Stamford, CT 06905-1390, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Frontier and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Frontier is set forth in the proxy statement for Frontier’s 2009 annual meeting of stockholders filed with the SEC on April 6, 2009.

Source: Frontier Communications Corporation

Frontier Communications Corporation
Investors:
David Whitehouse, 203-614-5708
or
Media:
Steven Crosby, 916-206-8198